Income Benefit Rider Contract Schedule

Owner:	[John Doe]	Contract Number:	[12687456]
[Owner’s Date of Birth:	[January 15, 1977]]	Issue Date:	[April 15, 2022]
[Owner’s Gender:	[Male]]	Annuitant:	[John Doe]
[Joint Owner:	[Jane Doe]]	Annuitant’s Date of Birth:	[January 15, 1977]
[Joint Owner’s Date of Birth:	[January 15, 1977]]	Annuitant’s Gender:	[Male]
[Joint Owner’s Gender:	[Female]]
Eligible Person(s):	[John Doe]
[Jane Doe]

Minimum Exercise Age:                                                                                                  [50]
Maximum Exercise Age:                                                                                                  [100]
Maximum Issue Age for Level Income Guarantee:  [75] Maximum Exercise Age for Level Income Guarantee:  [80]
Income Payment Waiting Period:                                                                                                  [[1] Index Year(s)]
Minimum Income Payment:                                                                                                  $[100]
Annual Increase Age:                                                                                                  [45]
Income Percentage Increase End Date:                                                                                                  [[10th] Index Anniversary or the Index Anniversary the Eligible
Person(s) attains age [80]]
Income Factor:                                                                                                  [1.0]
Rider Fee:                                                                                                  [[0.70]% guaranteed for all Contract Years]
[Earliest Rider Removal Date:                                                                                                  [Third] Index Anniversary]

S40902-03                                                                                                                                                                        [Admin. Tracking Identifier]

Income Percentage Table

Eligible Person’s* Age	Income Percentage for Level Income		Income Percentage Increase for Level Income**	Income Percentage for Dynamic Income		Income Percentage Increase for Dynamic Income**
	Single Income Payments	Joint Income Payments		Single Income Payments	Joint Income Payments
[0-50	4.40%	3.90%	0.25%	3.40%	2.90%	0.25%]
[51	4.50%	4.00%	0.25%	3.50%	3.00%	0.25%]
[52	4.60%	4.10%	0.25%	3.60%	3.10%	0.25%]
[53	4.70%	4.20%	0.25%	3.70%	3.20%	0.25%]
[54	4.80%	4.30%	0.25%	3.80%	3.30%	0.25%]
[55	4.90%	4.40%	0.30%	3.90%	3.40%	0.30%]
[56	5.00%	4.50%	0.30%	4.00%	3.50%	0.30%]
[57	5.10%	4.60%	0.30%	4.10%	3.60%	0.30%]
[58	5.20%	4.70%	0.30%	4.20%	3.70%	0.30%]
[59	5.30%	4.80%	0.30%	4.30%	3.80%	0.30%]
[60	5.40%	4.90%	0.35%	4.40%	3.90%	0.35%]
[61	5.50%	5.00%	0.35%	4.50%	4.00%	0.35%]
[62	5.60%	5.10%	0.35%	4.60%	4.10%	0.35%]
[63	5.70%	5.20%	0.35%	4.70%	4.20%	0.35%]
[64	5.80%	5.30%	0.35%	4.80%	4.30%	0.35%]
[65	5.90%	5.40%	0.40%	4.90%	4.40%	0.40%]
[66	6.00%	5.50%	0.40%	5.00%	4.50%	0.40%]
[67	6.10%	5.60%	0.40%	5.10%	4.60%	0.40%]
[68	6.20%	5.70%	0.40%	5.20%	4.70%	0.40%]
[69	6.30%	5.80%	0.40%	5.30%	4.80%	0.40%]
[70	6.40%	5.90%	0.45%	5.40%	4.90%	0.45%]
[71	6.50%	6.00%	0.45%	5.50%	5.00%	0.45%]
[72	6.60%	6.10%	0.45%	5.60%	5.10%	0.45%]
[73	6.70%	6.20%	0.45%	5.70%	5.20%	0.45%]
[74	6.80%	6.30%	0.45%	5.80%	5.30%	0.45%]
[75	6.90%	6.40%	0.50%	5.90%	5.40%	0.50%]
[76	7.00%	6.50%	0.50%	6.00%	5.50%	0.50%]
[77	7.10%	6.60%	0.50%	6.10%	5.60%	0.50%]
[78	7.20%	6.70%	0.50%	6.20%	5.70%	0.50%]
[79	7.30%	6.80%	0.50%	6.30%	5.80%	0.50%]
[80+	7.40%	6.90%	0.55%	6.40%	5.90%	0.55%]
*If you select joint Income Payments, we will use the Age of the younger Eligible Person.
**Income Percentage Increases do not apply until the Age of the Eligible Person* is greater than or equal to the Annual Increase Age. After the Issue Date, current Lifetime Income Percentages will appear on your Index Options Statement.
S40902-03
[Admin. Tracking Identifier]

Level Income Guarantee Payment Percentage Table

[Covered Person’s* Age	Level Income Guarantee Payment Percentage
50	2.23%
51	2.28%
52	2.33%
53	2.39%
54	2.44%
55	2.50%
56	2.57%
57	2.64%
58	2.71%
59	2.78%
60	2.86%
61	2.95%
62	3.04%
63	3.13%
64	3.23%
65	3.34%
66	3.45%
67	3.58%
68	3.71%
69	3.85%
70	4.00%
71	4.17%
72	4.35%
73	4.55%
74	4.77%
75	5.00%
76	5.27%
77	5.56%
78	5.89%
79	6.25%
80	6.67%
81+	0.00%]
*If you select joint Income Payments, we will use the Age of the younger Covered Person.
S40902-03
[Admin. Tracking Identifier]